UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

c/o Janssen Labs @QB3 953 Indiana Street San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 5, 2014, Amarantus Bioscience Holdings, Inc., a Nevada corporation (the “Company”) entered into a sponsored research agreement (the “Agreement”) with the Buck Institute for Research on Aging (the “Institute”) pursuant to which Dr. Heinrich Jasper shall perform certain research utilizing Mesencephalic-Astrocyte-derived Neurotrophic Factor, subject to certain terms and restrictions as further described in the Agreement.

Pursuant to the Agreement, the Company shall provide financial support for the research plan, which is further described in the Agreement (the “Research Plan”), in the form of four quarterly payments of $75,099.25, based upon the budget set forth in the Agreement (the “Funding”).

Any inventions conceived and created jointly by the parties (“Joint Inventions”) as a result of the Research Plan shall be jointly owned by the Company and the Institute. Any inventions conceived and created solely by the Institute (“Institute Inventions”) as a result of the Research Plan shall be owned solely by the Institute.

In consideration for the Funding, the Institute granted the Company (i) a non-exclusive, worldwide, royalty free license to utilize any of the Institute Inventions or Joint Inventions for research purposes, and (ii) an exclusive option to obtain an exclusive, worldwide license with a right to grant sublicenses to utilize any Institute Inventions or Joint Inventions upon terms to be negotiated in good faith (the “Option”). The Company may exercise such Option within ninety (60) days of receipt of notice of such Institute Invention. Moreover, the Institute shall not make an offer to a third-party for an exclusive license of any of Institute Intentions or Joint Inventions without first making the same offer to the Company, which the Company may accept within 30 days.

The term of the Agreement commenced on August 5, 2014 and shall end upon the completion of the Research Plan or the date 12 months after August 5, 2014, unless earlier terminated pursuant to the terms of the Agreement. Either party may terminate the Agreement if upon a material breach by the other party upon ninety (90) days written notice of such breach and the non-breaching party’s failure to cure such breach within nintey (90) days of receipt of such written notice.

The foregoing description of the Agreement does not purport to be complete and are qualified in its entirety by reference to the complete text of the Agreement.

On August 11, 2014, the Company issued a press release with respect to the foregoing, a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Amarantus Bioscience Holdings, Inc. Press Release, dated August 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: August 11, 2014	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer